UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2021
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CAI	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PA	New York Stock Exchange
8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2021, CAI MUFG LLC (the “Borrower”), a wholly-owned subsidiary of CAI International, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders and group agents from time to time party thereto and MUFG Bank, Ltd., as administrative agent (the “Administrative Agent”).

The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of $400.0 million, which is secured by certain assets of the Borrower and scheduled to mature on the Payment Date (as defined below) in March 2024, which date will be extended to correspond to the duration of the extension of the Scheduled Termination Date, which is September 29, 2023, in each case, in accordance with the terms of the Credit Agreement. Subject to certain conditions, the Borrower, with the prior written approval of the Administrative Agent, may request an increase in the total aggregate commitment level to $800.0 million.  The Company initially drew down $275 million at closing.

Each loan which is a base rate loan will bear interest at a rate per annum equal to the base rate plus (i) 1.50% prior to the Conversion Date (as defined in the Credit Agreement), or (ii) 3.00% on or after the Conversion Date (the “Applicable Margin”). Each loan which is a LIBOR rate loan will bear at a rate per annum equal to (i) LIBOR, or a comparable or successor rate, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate (as defined in the Credit Agreement) plus the Applicable Margin. Each loan which is a commercial paper loan will bear interest at a rate per annum equal to the CP Rate (as defined in the Credit Agreement) plus the Applicable Margin.

The Credit Agreement also contains customary affirmative and negative covenants, financial covenants, representations and warranties, events of default and other provisions.

The foregoing summary of the Credit Agreement does not purport to be complete, and is subject to and is qualified in its entirety by the terms of the Credit Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement, dated as of September 29, 2021, by and among CAI MUFG LLC, the lenders and group agents from time to time party thereto and MUFG Bank, Ltd., as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: October 5, 2021	By:	/s/ Timothy B. Page
		Name:	Timothy B. Page
		Title:	President and Chief Executive Officer